Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$6,459,338
Unrealized Gain (Loss) on Market Value of Futures	(13,195,844)
Dividend Income	2,172
Interest Income	57,718
ETF Transaction Fees	2,800
Total Income (Loss)	$(6,673,816)

Expenses
General Partner Management Fees	$33,199
Professional Fees	23,199
Brokerage Commissions	8,123
Non-interested Directors' Fees and Expenses	472
Prepaid Insurance Expense	269
NYMEX License Fee	830
SEC & FINRA Registration Expense	3,818
Total Expenses	69,910
Expense Waiver	(28,272)
Net Expenses	$41,638
Net Income (Loss)	$(6,715,454)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/17	$81,826,751
Additions (250,000 Shares)	7,267,660
Withdrawals (950,000 Shares)	(27,179,084)
Net Income (Loss)	(6,715,454)

Net Asset Value End of Month	$55,199,873
Net Asset Value Per Share (1,950,000 Shares)	$28.31

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612